UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐        Soliciting Material Pursuant to §240.14a-12

Strategic Partners Mutual Funds, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATEGIC PARTNERS MUTUAL FUNDS, INC.
Strategic Partners Money Market Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

IMPORTANT PROXY MATERIALS

PLEASE VOTE NOW!

May 5, 2005

Dear Shareholder:

I am inviting you to vote on a proposal relating to the management and operation of your Fund. A shareholder meeting of Strategic Partners Money Market Fund is scheduled for July 1, 2005. This package contains information about the proposals and includes materials you will need to vote. The Board of Directors of the Fund has reviewed the proposal and has recommended that the proposal be presented to you for consideration. Although the Directors have determined that the proposal is in your best interest, the final decision is yours. The accompanying proxy statement includes a detailed description of the proposal.

Please read the enclosed materials carefully and cast your vote. Remember, your vote is extremely important, no matter how large or small your holdings. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls.

To vote, you may use any of the following methods:

•  By Mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope. Votes must be received by 11:59 p.m. Eastern Time on the day prior to the meeting.

•  By Internet. Have your proxy card available. Go to the web site: www.proxyvote.com. Enter your 12-digit control number from your proxy card. Follow the simple instructions found on the web site. Votes must be entered prior to 11:59 p.m. Eastern Time on the day prior to the meeting.

•  By Telephone. If your Fund shares are held in your own name, call 1-800-690-6903 toll-free. If your Fund shares are held on your behalf in a brokerage account, call 1-800-454-8683 toll-free. Enter your 12-digit control number from your proxy card. Follow the simple instructions. Votes must be entered by 11:59 p.m. Eastern Time on the day prior to the meeting.

If you have any questions before you vote, please call Computershare Fund Services, the Fund's proxy solicitor at 1-888-999-2869 toll-free. They will be happy to help you understand the proposal and assist you in voting. Thank you for your participation.

  Judy A. Rice
President

STRATEGIC PARTNERS MUTUAL FUNDS, INC.
Strategic Partners Money Market Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 1, 2005

To our shareholders:

A special meeting of the shareholders of Strategic Partners Money Market Fund (the Meeting) will be held at the offices of Prudential Investments LLC (PI) and American Skandia Investment Services, Inc. (ASISI), 100 Mulberry Street, Gateway Center Three, 14th Floor, Newark, New Jersey on July 1, 2005 at 10 a.m. eastern time. The purpose of the Meeting is to consider and act upon the following proposal:

To approve a new subadvisory agreement between PI and ASISI and Prudential Investment Management, Inc. (PIM).

You are entitled to vote at the Meeting, and at any adjournments thereof, if you owned shares of the Fund at the close of business on April 8, 2005. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please complete, date, sign and return each enclosed proxy card in the enclosed postage paid envelope or vote by Internet or telephone. In order to avoid unnecessary expense, we ask for your cooperation in mailing your proxy card promptly, no matter how large or small your holdings may be.

  By order of the Board,

  Deborah A. Docs
Assistant Secretary

Dated: May 5, 2005

A proxy card is enclosed along with the Proxy Statement. Please vote your shares today by signing and returning the enclosed proxy card in the postage prepaid envelope provided. You can also vote your shares via the Internet or by telephone using the 12-digit "CONTROL" number that appears on the enclosed proxy card and following the simple instructions. The Board recommends that you vote "FOR" the proposal.

STRATEGIC PARTNERS MUTUAL FUNDS, INC.
Strategic Partners Money Market Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on July 1, 2005

This proxy statement (Proxy Statement) is being furnished to holders of shares of Strategic Partners Money Market Fund (the Fund) in connection with the solicitation by the Board of proxies to be used at a special meeting of shareholders (the Meeting) to be held at Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102 on July 1, 2005, at 10:00 a.m. eastern time, or any adjournment or adjournments thereof. This proxy statement is being first mailed to shareholders on or about April  , 2005.

The Fund is a series of Strategic Partners Mutual Funds, Inc. (Strategic Partners Funds). Strategic Partners Funds is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). Strategic Partners Funds is organized as a Maryland corporation.

Prudential Investments LLC (PI) and American Skandia Investment Services, Inc. (ASISI) (collectively, the Co-Managers), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serve as the Fund's Co- Managers under a management agreement with Strategic Partners Funds (the Management Agreement). Investment advisory services are currently provided to the Fund by PI and ASISI through Wells Capital Management, Inc. (Wells). Wells is located at 525 Market Street, San Francisco, CA 94105. PI and ASISI are each indirect, wholly-owned subsidiaries of Prudential Financial, Inc.

Prudential Investment Management Services LLC (PIMS) and American Skandia Marketing, Inc. (ASM) (collectively, the Co-Distributors), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serve as the distributor of the Fund's shares. The Fund's transfer agent is Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102. As of December 31, 2004, PI served as the manager to open-end investment companies and as manager or administrator to closed-end investment companies with aggregate assets of approximately $90 billion.

The purpose of the Meeting is for the shareholders of the Fund to vote on a new subadvisory agreement between PI and ASISI and Prudential Investment Management, Inc. (PIM) (the Proposal). If shareholders approve the Proposal, PI intends to terminate the existing subadvisory agreement with Wells. This Proxy Statement gives information about the proposed subadviser that you should know before voting on the Proposal. You should retain it for your reference.

VOTING INFORMATION

The presence, in person or by proxy, of the holders of a majority of the shares of the Fund outstanding and entitled to vote will constitute a quorum for the transaction of business at the Meeting of the Fund.

If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR the Proposal in favor of the adjournment and will vote those proxies required to be voted AGAINST the Proposal against the adjournment.

If a proxy that is properly executed and returned is accompanied by instructions to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), the Shares represented thereby will be considered present for purposes of determining the existence of a quorum for the transaction of business, but, because the Proposal requires approval by a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund, will have the effect of a vote against the Proposal. Abstentions and broker non-votes will not be considered for purposes of approving an adjournment of the Meeting.

The individuals named as proxies on the enclosed proxy cards will vote in accordance with your direction as indicated thereon if your card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If your card is properly executed and you give no voting instructions, your Shares will be voted FOR the FOR the Proposal described in this proxy statement and referenced on the proxy card. You may revoke any proxy card by giving another proxy or by letter revoking the initial proxy. To be effective your revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at that Meeting, thereby canceling any proxy previously given.

The close of business on April 8, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. Information as to the number of outstanding Shares of the Fund as of the record date is set forth below:

Class C:  16,646,262

Class D:  18,593,922

Class L:  28,108,949

Class M:  69,836,325

Class X:  14,478,934

The Proposal does not require separate voting by class. Each Share of each class is entitled to one vote. To the knowledge of management, the executive officers and Board Members of Strategic Partners Funds, as a group, owned less than 1% of the outstanding shares of the Fund as of April 8, 2005. A listing of persons who owned beneficially 5% or more of the shares of the Fund as of April 8, 2005 is contained in Exhibit A.

Copies of Strategic Partners Funds' most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of the Fund may obtain without charge additional copies of Strategic Partners Funds' annual and semi-annual reports by writing to Strategic Partners Funds at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, or by calling 1-800-225-1852 (toll free).

Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote, with respect to each matter to be voted upon by the shareholders of that Fund. Information about the vote necessary with respect to the Proposal is discussed below in connection with the Proposal.

This solicitation is made primarily by the mailing of the Notice, this Proxy Statement, and the accompanying proxy card on or about May 5, 2005. Supplemental solicitations may be made by mail, telephone, facsimile, electronic means or by personal interviews by representatives of the Fund. Representatives of Computershare Fund Services, a proxy solicitation firm retained by the Fund, may conduct solicitations of shareholders.

Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder. We have been advised that Internet voting procedures that have been made available to you are consistent with the requirements of law.

TO APPROVE A NEW SUBADVISORY AGREEMENT BETWEEN PI AND ASISI AND
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

PROPOSAL

On behalf of the Fund, the Board of Strategic Partners Funds, including the Independent Directors, has approved, and recommends that shareholders approve, the adoption of a subadvisory agreement between PI and ASISI and Prudential Investment Management, Inc. (PIM) under which PIM would serve as subadviser to the Fund. The proposed subadvisory contract with PIM in substantially final form is attached as Exhibit B. If the new subadvisory agreement with PIM is approved by shareholders, PI and ASISI intend to terminate their existing subadvisory agreement with Wells Capital Management, Inc. (Wells), as further explained below.

The Fund is currently subadvised by Wells, pursuant to a subadvisory agreement between PI and ASISI and Wells. Pursuant to the existing subadvisory agreement, Wells furnishes investment advisory services in connection with the management of the Fund, subject to the supervision and oversight of PI and ASISI as the Co-Managers of the Fund. Wells has served as the Fund's subadviser since 2001. The proposed new subadvisory agreement with PIM is substantially similar in all material respects to the existing subadvisory agreement with Wells, except that the fee to be paid to PIM under the proposed new subadvisory agreement will be higher than the fee paid to Wells under the existing subadvisory agreement. Although the subadvisory fee to be paid to PIM is higher than the subadvisory fee paid to Wells, the increased subadvisory fee will not result in an increase in expenses borne by shareholders, since PI and ASISI pay the subadvisory fee out of the management fee that they receive from the Fund.

The table below shows the compensation payable to Wells by PI and ASISI under the existing subadvisory agreement for the subadvisory services performed by Wells for the Fund, as well as the date of the subadvisory agreement with Wells, and the date on which the agreement was last submitted to shareholders for approval.

Fund	Subadvisory Agreement Date	Date Subadvisory Agreement Submitted to Shareholders	Fee Paid to Wells (% of average daily net assets)
Strategic Partners Money Market Fund	May 1, 2003	April 3, 2003	0.07% to $500 million; 0.05% next $1 billion; 0.04% over $1.5 billion

If the proposed new subadvisory agreement with PIM had been in effect during the Fund's last fiscal year, PIM would have received $585,732, which would would have been 257.3% more than the fee paid to Wells during the same time period. The subadvisory fee is paid by PI and ASISI out of their management fee, and therefore the proposed change in the subadvisory fee rate will not result in a change in fees borne by shareholders.

The table below sets forth the total fees paid by the Fund to PI and ASISI and the total fees received by Wells from PI and ASISI for subadvisory services performed by Wells for the Fund during the fiscal year ended October 31, 2004:

Fund	Fee Paid to PI and ASISI	Fee Received by Wells From PI and ASISI
Strategic Partners Money Market Fund	$1,171,465	$163,935

PIM, located at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102, is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. Prudential Fixed Income is the public asset management unit of PIM and will be responsible for the day-to-day management of the Fund. Prudential Fixed Income is one of the largest fixed income managers in the U.S. with $144 billion of assets under management as of December 31, 2004. Prudential Fixed Income employs a disciplined, research-driven approach to fixed income management.

Set forth below are the names, titles and principal occupations of each principal executive officer of PIM.

Name and Address	Title	Principal Occupations
Matthew J. Chanin Gateway Center Four, Newark NJ 07102	Director and Senior VP	Head of Prudential Capital Group, a business unit of PIM; Director and President of Prudential Equity Investors, Inc.; Senior Managing Director of Prudential Capital Group, L.P.

Dennis M. Kass 466 Lexington Avenue, 18th Floor, NY, NY 10017	Director and VP	Chairman, CEO and Director of Jennison Associates LLC; Director of Prudential Trust Company; Chairman and Manager of Quantitative Management Associates LLC.

Kenneth Tanji Gateway Center Three, Newark, NJ 07102	Director and Controller	Chief Financial Officer, Executive Vice
President and Treasurer of PIFM Holdco,
Inc.; Chief Financial Officer, Executive Vice
President and Treasurer of PI; Chief
Financial Officer of Prudential Mutual Fund
Services LLC; Director General and
Controller of PIM Investments, Inc.; Director
and Vice President of PBT Home Equity
Holdings, Inc.

John R. Strangfeld, Jr. 751 Broad Street, Newark, NJ 07102	Chairman and Director	Vice Chairman of Prudential Financial, Inc.;
Chairman, Director and CEO of Prudential
Securities Group; Director and President of
Prudential Asset Management Holding
Company; Manager of Prudential Equity
Group LLC.

James J. Sullivan Gateway Center Two, Newark, NJ 07102	Director, Vice President and Managing Director	Head of Prudential Fixed Income, a business unit of PIM; Chairman, Director, President and CEO of Prudential Trust Company; Director and President of Pramerica Asset Management, Inc.

Bernard B. Winograd Gateway Center Three, Newark, NJ 07102	Director, President & CEO	Director of Jennison Associates LLC;
Director and Vice President of Prudential
Asset Management Holding Company;
Manager of Quantitative Management
Associates LLC; Director and President of
PIM Investments, Inc.

The proposed subadvisory agreement, in brief, provides that:

•  as compensation for PIM's services, PI will pay PIM a fee equal, on an annualized basis, to the following:

0.25% on average daily net assets.

•  PIM will provide day-to-day management of the Fund's investments and otherwise determine which investments the Fund will purchase, retain, and sell.

•  PIM will select brokers to effect trades for the Fund and may pay a higher commission to a broker that provides bona fide research services (soft dollar arrangements). PIM may use these soft dollar arrangements in connection with providing subadvisory services to one or more of its clients other than the Fund. As a result, PIM may benefit from these soft dollar arrangements to the extent it uses them to provide advisory services to its other clients. Conversely, the Fund may benefit to the extent that PIM uses soft dollar arrangements that PIM has established with brokers or dealers that effect securities transactions for PIM's other clients.

•  PIM will maintain certain books and records on behalf of the Fund.

•  Pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission, PI and ASISI may replace PIM as subadviser or amend the subadvisory agreement without obtaining shareholder approval.

•  PI and ASISI may appoint additional subadvisers to manage the Fund's assets and, consequently, may determine the allocation of the Fund's assets among these subadvisers without obtaining shareholder approval.

The table below lists the money market mutual funds that are advised by PIM as of December 31, 2004, the size of each fund, and the rate of compensation received by PIM for the investment advisory services it provides for each fund:

Fund Name	Fund Net Assets as of December 31, 2004	Fee Paid to PIM (% of average daily net assets)
The Prudential Series Fund, Inc. – Money Market Portfolio	$885 million	0.20%(1)

Matters Considered by the Board

The proposal to present the proposed subadvisory agreement with Prudential Investment Management, Inc. (PIM) to shareholders was approved by the Board of Directors of Strategic Partners Mutual Funds, Inc. (SPMF), including the Independent Directors, on March 3, 2005. The Board received materials relating to the proposed subadvisory agreement in advance of the meeting at which the proposed subadvisory agreement was considered, and had the opportunity to ask questions and request further information in connection with such consideration. In approving the new subadvisory agreement, the Board, including the Independent Directors advised by independent legal counsel, considered and concluded the following:

Reasons for Replacing Wells Capital Management, Inc. (Wells) with PIM

The Board considered the Manager's reasons for proposing that Wells be replaced with PIM as the subadviser to the Fund, including PIM's experience and above-average investment performance advising other money market funds, and the strength and experience of the PIM money markets portfolio management team.

The Board concluded that these reasons supported its selection of PIM.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Fund by Wells under the current subadvisory agreements and those that would be provided to the Fund by PIM under the new subadvisory agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that Wells and PIM were each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations. The Board also received and considered information regarding the nature and extent of services currently being provided by PIM to other JennisonDryden Funds under existing subadvisory agreements and those that would be provided to the Fund by PIM under the new subadvisory agreement.

(1) Note: Shareholders of the American Skandia Trust AST Money Market Portfolio will be asked later this year to consider a new subadvisory agreement between PI and ASISI and PIM with respect to the AST Money Market Portfolio. If shareholders approve the new subadvisory agreement with respect to the AST Money Market Portfolio, the subadvisory agreement between PI and PIM with respect to the Money Market Portfolio of The Prudential Series Fund, Inc. is expected to be amended by reducing the subadvisory fee rate to the same fee rate to be paid to PIM for the AST Money Market Portfolio.

With respect to the quality of services, the Board considered, among other things, the background and experience of PIM's senior management and the expertise of, and amount of attention expected to be given to the Fund by PIM's portfolio management team. The Board reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Fund. The Board was also provided with information pertaining to PIM's organization structure, senior management, investment operations, and other relevant information pertaining to PIM. The Board also noted that it received favorable compliance reports from the Fund's Chief Compliance Officer (CCO) as to PIM. The Board noted that PIM is affiliated with the Manager.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Fund by PIM and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by PIM under the new subadvisory agreement should equal or exceed the quality of similar services provided by Wells under the existing subadvisory agreement.

Performance of Strategic Partners Money Market Fund

The Board received and considered information about the Fund's historical performance, noting that the Fund had consistently underperformed, over three-year and five-year time periods, the median of the group of funds that was most similar to the Fund (the "Peer Group").

The funds included in the Fund's Peer Group are determined by Lipper Inc., an independent provider of investment company data. The Board received and considered information regarding the performance of other money market funds advised by PIM over one-year, three-year and five-year time periods, noting that the other money market funds advised by PIM had outperformed the Peer Group over one-year, three-year and five-year time periods.

Investment Subadvisory Fee Rates

The Board considered that the proposed subadvisory fee rate payable by PI to PIM under the proposed new subadvisory agreement was higher than the subadvisory fee payable by PI to Wells under the existing subadvisory agreement. The Board noted, however, that any change in the investment subadvisory fee rate payable to PIM would not impact Fund shareholders directly because those fees are payable by PI and there would be no change to the investment advisory fee rate payable by the Fund to PI. As a result of the above considerations, the Board concluded that PIM's proposed subadvisory fee rate under the new subadvisory agreement was reasonable.

PIM's Profitability

Because the engagement of PIM is new, there is no historical profitability with regard to its arrangements with the Fund. As a result, this factor was not considered by the Board.

Economies of Scale

The Board considered the potential of both PI and PIM to experience economies of scale as the Fund grows in size. The Board noted that PI's advisory fee rate and PIM's proposed subadvisory fee rate did not contain breakpoints. Accordingly, the Board recognized that economies of scale would not be shared by the Fund unless the agreements were changed in the future to add breakpoints.

Other Benefits to PIM

The Board considered potential ancillary benefits anticipated to be received by PIM and its affiliates as a result of PIM's relationship with the Fund. The Board concluded that potential benefits to be derived by PIM were consistent with those generally resulting from an increase in assets under management, specifically potential access to additional research resources and reputational benefits, which were consistent with those generally derived by subadvisors to mutual funds.

Interest of Fund Directors and Officers in the Proposal

None of the current Directors or Officers of Strategic Partners Funds currently holds an office with, or is employed by, PIM.

Amounts Paid to Affiliates

The Distributor

Prudential Investment Management Services LLC (PIMS) and American Skandia Marketing, Inc. (ASM) (collectively, the Co-Distributors), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, act as the distributor of the shares of the Fund. PIMS and ASM are wholly-owned indirect subsidiaries of Prudential Financial, Inc. Pursuant to distribution and service plans adopted under Rule 12b-1 under the 1940 Act, the Fund bears the expense of distribution and service (12b-1) fees paid to PIMS with respect to the Fund's Class L, Class D, Class M, Class C, and Class X shares. For the Fund's fiscal year ending October 31, 2004, PIMS and ASISI received the following distribution and service fees:

Class C:  $332,400

Class D:  $57,800

Class L:  $377,400

Class M:  $944,500

Class X:  $194,700

PIMS and ASM also received front-end sales charges resulting from the sales of Class L and Class C shares. From these fees, PIMS and ASM pays sales charges to affiliated broker-dealers, who in turn pay commissions to salespersons and incur other distribution costs. PIMS and ASM have advised the Fund that they received the following front-end sales charges during the Fund's fiscal year ending October 31, 2004:

Class C:  $30,500

Class L:  $0

PIMS and ASM also received the following contingent deferred sales charges (CDSCs) imposed on certain redemptions by Class M, Class C and Class X shareholders of the Fund during the Fund's fiscal year ending October 31, 2004:

Class C:  $16,100

Class M:  $949,400

Class X:  $236,900

The Transfer Agent

The Fund's transfer agent, Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, is a wholly-owned subsidiary of PI. PMFS received $177,600 from the Fund for its services during the fiscal year ending October 31, 2004. Prior to April 12, 2004, the Fund's transfer agent was American Skandia Fund Services, Inc. (ASFSI), One Corporate Drive, Shelton, Connecticut 06484. ASFSI received $62,100 from the Fund for its services during the fiscal year ending October 31, 2004.

Commissions Paid to Affiliated Broker-Dealers

No commissions were paid to affiliated broker-dealers during the fiscal year ending October 31, 2004.

Required Vote

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the Fund's outstanding voting securities is the lesser of (i) 67% of the Fund's outstanding voting securities represented at a meeting at which more than 50% of the Fund's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the Fund's outstanding voting securities.

The Board of Strategic Partners Funds, including its independent board members, recommends that you vote "FOR" the proposal.

ADDITIONAL INFORMATION

The cost of soliciting proxies, which will be borne by PI and ASISI and/or their affiliates, is estimated to be $40,000. Shareholders of the Fund will not bear any of the costs of proxy solicitation.

Available Information

Strategic Partners Funds is subject to the Investment Company Act of 1940, as amended and in accordance with this law, files reports, proxy material and other information with the Securities and Exchange Commission (the Commission). Such reports, proxy and information statements, proxy material and other information can be inspected and copied at the Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. Reports and other information about Strategic Partners Funds and the Fund are available on the EDGAR Database on the Commission's website at www.sec.gov, and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing to the Commission's Public Reference Section, Washington, D.C. 20549-0102.

Notice to Banks, Broker-Dealers and Voting Trustees and Their Nominees

Please advise Strategic Partners Funds, care of Prudential Investment Management Services LLC, Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey 07102, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement you wish to receive in order to supply copies to the beneficial owners of the shares.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered at the Fund's next meeting of shareholders should send the proposal to that Fund at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting. Proposals submitted at the meeting will not be considered.

The Fund is not required to hold annual meetings of shareholders if the election of Board Members is not required under the 1940 Act. It is the present intention of the Board of Strategic Partners Funds not to hold annual meetings of shareholders unless such shareholder action is required.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote according to their best judgment in the interest of the Fund, taking into account all relevant circumstances.

  Deborah A. Docs
Assistant Secretary

May 5, 2005

It is important that you execute and return your proxy promptly.

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A	Five Percent Shareholder Report

Exhibit B	Form of Subadvisory Agreement with PIM

Exhibit A

FIVE PERCENT SHAREHOLDER REPORT

As of April 8, 2005, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund are listed below.

Name	Address	Class	No. Shares/ % of Class
United Health Services Inc Deffdcomp Elmer Zinner Prin AG	33-57 Harrison St Johnson City NY 13790	C	984,541/5.9%
Lin (K) and Simple IRA PMFS Transfer Agent For The Fund	100 Mulberry St # 3 Newark NJ 07102	C	4,609,541/27.7%
Lin (K) and Simple IRA PMFS Transfer Agent For The Fund	100 Mulberry St # 3 Newark NJ 07102	D	5,313,380/28.6%
MCB Trust Services As Trustee Fairfield County Surgical Associates PC. Profit Sharing	700 17th St STE 300 Denver CO 80202	L	2,589,496/9.2%
Lin (K) and Simple IRA PMFS Transfer Agent For The Fund	100 Mulberry St # 3 Newark NJ 07102	L	2,242,609/8.0%
Lin (K) and Simple IRA PMFS Transfer Agent For The Fund	100 Mulberry St # 3 Newark NJ 07102	M	3,550,251/5.1%
Lin (K) and Simple IRA PMFS Transfer Agent For The Fund	100 Mulberry St # 3 Newark NJ 07102	X	1,864,556/12.9%

A-1

Exhibit B

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Money Market Fund

SUBADVISORY AGREEMENT

Agreement made as of this day of , 2005 between Prudential Investments LLC (PI), a New York limited liability company, and American Skandia Investment Services, Inc. (ASISI), a Maryland corporation (collectively, the Co-Managers), and Prudential Investment Management, Inc. (PIM or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Strategic Partners Mutual Funds, Inc., a Maryland corporation (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI and ASISI act as Co-Managers of the Fund; and

WHEREAS, the Co-Managers desires to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund's portfolio as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a)  Subject to the supervision of the Co-Managers and the board of directors of the Fund (the Board), the Subadviser shall manage such portion of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i)  The Subadviser shall provide supervision of such portion of the Fund's portfolio as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Articles of Incorporation, By-Laws and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (Board Procedures) provided to it by the Co-Managers (the Fund Documents), and with the instructions and directions of the Co-Managers and of the Board, co-operate with the Co-Managerss' (or their designees') personnel responsible for monitoring the Fund's compliance. The Subadviser shall also comply at all times with the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Co-Managers shall provide Subadviser timely with copies of any updated Fund Documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and shall place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser shall give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Co-Managers (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Co-Managers or the Board all information relating to the Subadviser's services under this Agreement reasonably requested by the Co-Managers and the Board within a reasonable period of time after the Co-Managers or the Board makes such request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the directors or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

(v)  The Subadviser or its affiliate shall provide the Fund's custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages. The Subadviser shall furnish the Co-Managers routinely with daily information concerning portfolio transactions and other reports as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund, in such form and frequency as may be mutually agreed upon from time to time. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Co-Managers and the Board as either or both shall from time to time reasonably request.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manages the Fund in a "manager-of-managers" style, the Co-Managers shall, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii)  The Subadviser acknowledges that the Co-Managers and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(b)  The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c)  The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Fund's books and records maintained by the Subadviser shall be made available, within two (2) business days of a written request, to the Fund's accountants or auditors during regular business hours at the Subadviser's offices. The Fund, the Co-Managers or their respective authorized representatives shall have the right to copy any records in the Subadviser's possession that pertain to the Fund. These books, records, information, or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, the Fund's books and records maintained by the Subadviser shall be returned to the Fund or the Co-Managers. The Subadviser agrees that the policies and procedures it has established for managing the Fund portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state laws and regulations governing the adviser/client relationship and management and operation of the Fund, shall be made available for inspection by the Fund, the Co-Managers or their respective authorized representatives upon reasonable written request within not more than two (2) business days.

(d)  The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Co-Managers and the Fund, and shall institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy of which it shall provide to the Co-Managers and the Fund upon reasonable request. The Subadviser shall assure that its employees comply in all material respects with the provisions of Section 16 of the 1934 Act, and to cooperate reasonably with the Co-Managers for purposes of filing any required reports with the Securities and Exchange Commission (the Commission) or such other regulator having appropriate jurisdiction.

(e)  The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Co-Managers may reasonably request.

(f)  The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Co-Managers.

(g)  Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) shall assist the valuation committee of the Fund or the Co-Managers in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(h)  The Subadviser shall provide the Co-Managers with any information reasonably requested regarding its management of the Fund's portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Fund with the Commission. The Subadviser shall provide the Co-Managers with any certification, documentation or other information requested or required by the Co-Managers for purposes of the certifications of shareholder reports by the Fund's principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Co-Managers if any information in the Prospectus is (or will become) inaccurate or incomplete.

(i)  The Subadviser shall comply with Board Procedures provided to the Subadviser by the Co-Managers or the Fund. The Subadviser shall notify the Co-Managers as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(j)  The Subadviser shall keep the Fund and the Co-Managers informed of developments relating to its duties as subadviser of which the Subadviser has, or should have, knowledge that would materially affect the Fund. In this regard, the Subadviser shall provide the Fund, the Co-Managers, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Co-Managers may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Co-Managers and the Board with reports regarding the Subadviser's management of the Fund's portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Co-Managers. The Subadviser shall certify quarterly to the Fund and the Co-Managers that it and its "Advisory Persons" (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser's Code of Ethics and compliance program, respectively, to the Fund and the Co-Managers. Upon written request of the Fund or the Co-Managers with respect to violations of the Code of Ethics directly affecting the Fund, the Subadviser shall permit representatives of the Fund or the Co-Managers to examine reports (or summaries of the reports) required to be made by Rule 17j-1(d)(1) relating to enforcement of the Code of Ethics.

2.  The Co-Managers shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3.  For the services provided and the expenses assumed pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers' receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Fund that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4.  The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Fund may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Co-Managers's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Co-Managers of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record. Notwithstanding any provisions to the contrary in this Agreement, this Agreement shall terminate automatically and without notice to the Subadviser upon the execution of a new Agreement with a successor Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102.

6.   Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Director, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.  During the term of this Agreement, the Co-Managers agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

9.  This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

10.  This Agreement shall be governed by the laws of the State of New York.

11.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

  PRUDENTIAL INVESTMENTS LLC

  By:

  Name:

  Title:

  AMERICAN SKANDIA INVESTMENT SERVICES, INC.

  By:

  Name:

  Title:

  PRUDENTIAL INVESTMENT MANAGEMENT, INC.

  By:

  Name:

  Title:

SCHEDULE A

STRATEGIC PARTNERS MUTUAL FUNDS, INC.

Strategic Partners Money Market Fund

As compensation for services provided by Prudential Investment Management, Inc., Prudential Investments LLC and American Skandia Investment Services, Inc. will pay Prudential Investment Management, Inc. a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
Strategic Partners Money Market Fund	0.25%

Dated as of _______, 2005.

Prudential Investments	To vote by Telephone
Gateway Center Three 100 Mulberry Street	1) Read the Proxy Statement and have the proxy card below at hand.
Newark, NJ 07102-4077	2) Call 1-800-690-6903 if fund shares held in your own name. Call 1-800-454-8683 if the fund shares are held on your behalf in a brokerage account.
3) Follow the instructions.

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JDRYN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Fund

The Board Of Directors Recommends A Vote For The Proposal.

1.	To approve a new subadvisory agreement between Prudential Investments LLC (PI) and American Skandia Investment Services, Inc. (ASISI) and Prudential Investment Management, Inc. (PIM).	For ☐	Against ☐	Abstain ☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Strategic Partners Mutual Funds, Inc.
Strategic Partners Money Market
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

PROXY

Special Meeting of Shareholders (Meeting) –
July 1, 2005, 10:00 a.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Jonathan D. Shain, Grace Torres and Claudia DiGiacomo as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Strategic Partners Money Market Fund held of record by the undersigned on April 8, 2005 at the Meeting to be held on July 1, 2005 or any adjournment thereof.

The shares represented by this proxy, when this proxy is properly executed, will be voted in the manner directed herein by the undersigned shareholder. The proxy will be voted for Proposal No. 1, if you do not specify otherwise. Please refer to the proxy statement dated May 5, 2005 for discussion of the proposal.

If voting by mail, please mark, sign and date this proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the united states.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.